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                                                                     EXHIBIT 5.1


                         [LATHAM & WATKINS LETTERHEAD]


                                 April 24, 2002

Fleming Companies, Inc.
1945 Lakepointe Drive
Lewisville, TX 75029

            Re: $600,000,000 Aggregate Offering Price of Securities of Fleming Companies, Inc.

Ladies and Gentlemen:

            In connection with the registration statement on Form S-3 expected to be filed on April 24, 2002 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

            You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the sale by Fleming Companies, Inc., an Oklahoma corporation (the "Company"), of up to $600,000,000 aggregate offering price of one or more series of debt securities (the "Debt Securities"), which may be guaranteed (the "Guarantees") by the Company's wholly-owned domestic subsidiaries listed on Schedule A hereto (the "Guarantors"), shares of common stock of the Company, par value $2.50 per share (the "Common Stock") or any combination of the foregoing, plus any additional Debt Securities, Guarantees or Common Stock that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act (collectively, the "Securities"). Any series of Debt Securities may be convertible and/or exchangeable for Common Stock or another series of Debt Securities. The Debt Securities will be issued pursuant to an indenture between the Company and a Trustee (the "Trustee"), and one or more supplements thereto (the "Indenture").

            In our capacity as your special counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the authorization and issuance of the Securities and the Guarantees, respectively, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


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Fleming Companies, Inc.
April 24, 2002
Page 2


            We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

            Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

            1. When (a) the Indenture has been duly executed and delivered by the Company, (b) the Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company or a committee thereof of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendments thereto and any Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming (i) that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (ii) that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iii) that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

            2. When (a) the Indenture has been duly executed and delivered by the Company and the applicable Guarantor, and (b) the Guarantees have been duly authorized, executed and delivered on behalf of such Guarantor and the related Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming (i) that the terms of the Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (ii) that the Guarantees as executed and delivered do not violate any law applicable to the applicable Guarantor or result in a default under or breach of any agreement or instrument binding upon such Guarantor, and
(iii) that the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to such Guarantor, whether imposed by any court or governmental or regulatory body having jurisdiction over such Guarantor, and (iv) that the Guarantees are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and legally binding obligations of the applicable Guarantor, enforceable against such Guarantor in accordance with their terms.

            The opinions rendered in paragraphs 1 and 2 relating to the enforceability of the Debt Securities and the Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in
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Fleming Companies, Inc.
April 24, 2002
Page 3



effect relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought and (iii) we express no opinion concerning the enforceability of the judgment currency provisions contained in Section
10.16 of the Indenture.

            In addition, we express no opinion with respect to whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

            We have not been requested to express, and with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture and the Debt Securities or the Guarantors under the Indenture or the Guarantees of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

            We assume for purposes of this opinion that (i) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Oklahoma and has the corporate power and authority to issue and sell the Debt Securities; (ii) each of the Guarantors is a corporation, limited liability company or limited partnership duly incorporated or organized, validly existing and in good standing under the laws of the state of its incorporation or organization, with full power and authority to execute, deliver and perform its obligations under the Guarantees and the Indenture; (iii) the Indenture constitutes the legally valid and binding obligation of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms; (v) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (vi) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (vii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (viii) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and (ix) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

            We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                       Very truly yours,

                                       /s/ Latham & Watkins